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                                                                  Exhibit 23.1





The Board of Directors
FirstFederal Financial Services Corp and Subsidiaries:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus on Form S-4.

Our report refers to the adoption of the provisions of the Financial
Accounting Standard Board's Statements of Financial Accounting Standards Nos. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and 122, Accounting for Mortgage Servicing Rights, in 1966.

/s/ KPMG Peat Marwick LLP


Cleveland, Ohio
April 7, 1997